Exhibit 10.1 - Convertible Debenture Subscription Agreement

CONVERTIBLE DEBENTURE SUBSCRIPTION AGREEMENT

       This is an AGREEMENT between CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY, INC., a Colorado corporation ("Ceatech") and HIBISCUS INVESTMENTS, INC., a California corporation ("Hibiscus") for the purchase by Hibiscus of not more than two 7.75% Convertible Subordinated Debentures of $500,000.00 each (the "Debentures"), to be issued by Ceatech at such time or times as Ceatech may determine within twelve months after the date hereof, and to be due and payable on or before seven years after the date of this Agreement.

       In consideration of the mutual promises and covenants herein contained, the parties hereby agree, represent and warrant as follows:

       1. SUBSCRIPTION. By execution of this Agreement, Hibiscus hereby subscribes for not more than two Debentures. Debentures shall be issued at such time or times as Ceatech may determine at any time within twelve months after the date hereof, only in denominations of $500,000.00. Hibiscus agrees that upon receipt of not less than thirty days prior written notice from Ceatech of its election to issue a Debenture, it will tender to Ceatech, in cash or other form of immediately available funds, sufficient funds for purchase of the portion of such Debentures to be issued. Within three business days following receipt by Ceatech of the purchase funds, Ceatech shall issue to Hibiscus a Debenture substantially in the form attached hereto. The commitment of Hibiscus to purchase up to two Debentures as aforesaid shall expire twelve months after the date of this Agreement.

       2. ACCEPTANCE. By execution of this Agreement, Ceatech accepts the subscription of Hibiscus to purchase Debentures, and Ceatech agrees to tender the Debentures purchased upon receipt of the proceeds therefor, subject to the conditions described in paragraph 1 above.

       3. CONSIDERATION. The consideration for each Debenture shall be 100% of the face amount of the Debenture, or $500,000.00. Upon receipt by Hibiscus of notice of Ceatech's election to issue a Debenture, Hibiscus shall pay the consideration to Ceatech in cash or other form of immediately available funds.


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


       4.     PURCHASER WARRANTIES:  Hibiscus warrants and represents that:

       (a) Hibiscus believes it has received all information it considers necessary or appropriate for deciding whether to execute this Subscription Agreement and subscribe for the purchase of the Debentures. Hibiscus has had the opportunity to ask questions and receive answers from Ceatech regarding the terms of the Debentures and regarding the business, properties, prospects and financial condition of Ceatech, and Ceatech has made available to Hibiscus all documents and information requested by Hibiscus.

       (b) Hibiscus is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself and to bear the economic risk of the investment. Hibiscus has such knowledge and experience in financial and business matter that it is capable of evaluating the merits and risks of a subscription for purchase of Debentures, and in making such evaluation, Hibiscus has relied only on its own analysis of the merits and risks of the investment, and on the information and documents provided by Ceatech pursuant to requests from Hibiscus therefor, if any.

       (c) Hibiscus is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission.

       (d) Hibiscus is subscribing for the purchase of Debentures for its own account for investment purposes, and not with a view to distribution or resale. Hibiscus has no present intention of selling, granting any participation in, or otherwise distributing the Debentures.

       (e) Hibiscus understands and acknowledges that the Debentures (and any Units, which represent shares of Common Stock and Class A Common Stock Purchase Warrants, issued upon conversion of the Debentures) will constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933. Accordingly, Hibiscus acknowledges that the Debentures (and any Units, which represent shares of Common Stock and Class A Common Stock Purchase Warrants, issued upon conversion of the Debentures) may not be sold, transferred, or otherwise disposed of in the public market without registration under the Securities Act of 1933 and applicable state securities laws, or an exemption therefrom, unless restrictions under said Rule 144 have expired.


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       (f)    The person executing this Agreement on Hibiscus's behalf has been duly authorized by Hibiscus to execute and deliver this Agreement to Ceatech on behalf of Hibiscus and to bind Hibiscus to the terms of this Agreement.

       5. PURCHASER NOTICE AND DELIVERY. All notices to Hibiscus required or permitted to be given hereunder and all delivery of Debentures to Hibiscus pursuant to Paragraph 1 of this Agreement shall be deemed to be given when personally delivered or sent by certified mail, return receipt requested, addressed to Hibiscus at:

              Hibiscus Investments, Inc.
              9010 Miramar Road, Ste. 100
              San Diego, CA 92126
              Attention:

or at such address of which Ceatech has received notice pursuant to Section 5 of this Agreement.

       6. COMPANY NOTICE. All notices to Ceatech required or permitted hereunder shall be deemed to given when personally delivered or sent by certified mail, return receipt requested, addressed to Ceatech at:

              1000 Bishop Street
              Suite 303
              Honolulu, Hawaii 96813
              Attention: Edward T. Foley or  Gordon J. Mau

or at such other address of which Hibiscus has received notice pursuant to
Section 5 of this Agreement.

       7.     MISCELLANEOUS.

       (a) Failure of Ceatech to exercise any right or remedy under this Agreement or delay by Ceatech in exercising same will not be deemed as a waiver thereof.

       (b) This Agreement may be amended or modified only by written instrument executed by both parties hereto.

       (c) This Agreement shall be construed, governed and enforced in accordance with the laws of the State of Hawaii.


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


       (d) This Agreement and the rights and obligations contained herein shall be binding upon the parties hereto and their legal representatives, successors and permitted assigns.

       IN WITNESS WHEREOF, the parties have executed this Agreement this _______day of _____________, 2000.



CONTROLLED ENVIRONMENT                    HIBISCUS
AQUACULTURE TECHNOLOGY, INC.              INVESTMENTS, INC.



By:______________________________         By:______________________________
    Its Executive Vice President              Its



By:______________________________         By:______________________________
    Its Secretary                             Its


                         "Ceatech" "Hibiscus"

CONVERTIBLE SUBORDINATED DEBENTURE

No.______________________________   $    500,000.00 _

CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY, INC.
(A Colorado Corporation)

Airport Industrial Park, 3375 Koapaka Street, Suite H402
Honolulu, Hawaii 96819

Dated as of ________, 2000.             Convertible Subordinated Debenture
                                           7.75% Interest
                                           Due:__________________________


       CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY, INC., a Colorado corporation, hereinafter called "Ceatech", for value received, hereby promises to pay to HIBISCUS INVESTMENTS, INC. ("Hibiscus"), or the registered holder hereof, upon presentation of this Debenture at the office of Ceatech in the City of Honolulu, Hawaii, United States of America, the principal sum of


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


FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), on or before the date due set forth above, being eighty-four (84) months after the date of the Subscription Agreement hereinafter described, in legal of the United States of America, and to pay interest on the principal sum at the rate of seven and three quarters of one percent (7.75%) per annum, from date of issue until payment of the principal sum has been duly tendered. The interest so payable hereunder shall be paid to the person in whose name this Debenture is registered with Ceatech.

       1. General. This Debenture is one of two duly authorized Debentures of Ceatech, designated as its 7.75% Convertible Subordinated Debentures, (the Debentures") limited to $1,000,000.00 aggregate principal amount, all issued or to be issued, pursuant to the terms of a "Convertible Debenture Subscription Agreement" dated March 22, 2000, between Ceatech and Hibiscus ("Subscription Agreement"), and under and pursuant to exemptions from registration under the Securities Act of 1933, pursuant to Section 3(b) and/or Section 4(2) thereof, and pursuant to an exemption under Section 304 of the Trust Indenture Act of 1939.

       This Debenture shall be signed on behalf of Ceatech by its President or a Vice-President and by its Secretary or an Assistant Secretary. No instrument in the form of this Debenture will be valid for any purpose unless it shall bear such signatures, manually signed. Such signatures shall be conclusive evidence that this Debenture was duly executed and delivered.

       Interest shall be payable quarterly on the last day of each calendar quarter during the term of this Debenture to the registered holder hereof on each such date, as shown on registry maintained by Ceatech, unless and until this Debenture is earlier redeemed or converted as hereinafter provided.

       Ceatech shall keep a register in which, subject to such reasonable procedures as it may prescribe, Ceatech shall register Debentures and shall register the transfer of Debentures. Upon due presentment of any Debenture to Ceatech for registration of transfer, Ceatech shall execute, register and deliver in the name of the transferee or transferees a new Debenture for the principal amount.

       2. Redemption. This Debenture shall be redeemable at the option of Ceatech only as a whole and not in part, on not less than 30 days nor more than 60 days notice at a price equal to 100% of the original purchase price, with all interest accrued to the redemption date. Furthermore, if two Debentures have been issued pursuant to the Subscription Agreement, redemption of the Debentures must be in the order of issuance.

       In the event Ceatech intends to exercise its right to redeem this Debenture, Ceatech shall fix a date for redemption and shall mail a notice of it intent to redeem at least 30 but not more than 60 days prior to the date fixed for redemption to the registered holder of the Debenture at the last address of the holder, as it appears on Ceatech's register. Such mailing shall be by first class mail. Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

       Each such notice of redemption shall specify the date fixed for redemption, and shall state that the payment of the redemption price of the Debenture, together with accrued interest to the date fixed for redemption, shall be made at the principal office of Ceatech, or at such other place designated by Ceatech, upon presentation and surrender of such Debenture, and that from and after such date interest thereon will cease to accrue.

       3. Conversion Privilege and Price. The registered holder of this Debenture shall have the right, at the holder's option, at any time following the date which is three months after the date of issuance and which is prior to the date of payment of the full redemption price hereof, to convert the whole of this Debenture, together with accrued but unpaid interest thereon, into fully paid and nonassessable Units, each of which consists of one share of Ceatech Common Stock and one Class A Common Stock Purchase Warrant entitling the holder thereof to purchase an additional share of Ceatech Common Stock at a price of $2.00 within two years of the date of issuance of the Warrant. The number of Units into which this Debenture may be converted ("Conversion Units") shall be determined by dividing the aggregate principal amount hereof, together with all accrued interest to the date of conversion by the applicable Conversion Price (as defined below) in effect at the time of such conversion. The Conversion Price shall be equal to $1.00 per Unit.

       In case this Debenture is called for redemption by Ceatech and payment of the full redemption price hereof is duly tendered and made available to the record holder of this Debenture in accordance with paragraph 2, the right of the holder to convert this Debenture shall cease and terminate at the close of business on the date fixed for redemption, whether or not the holder tenders this Debenture and accepts payment.

       In order to convert this Debenture into Units, the holder shall surrender this Debenture at the principal office of Ceatech, accompanied by written notice to Ceatech of the holder's election to convert. The written notice shall state the name or names in which the certificate or certificates representing the Conversion Units are to be issued. As soon as practicable thereafter, Ceatech shall cause its transfer agent to issue and deliver to the person or entity specified in the written notice of conversion, a certificate or certificates for the proper number of shares of Ceatech Common Stock and Class A Common Stock Purchase Warrants issuable upon conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the Debenture and receipt by Ceatech of written notice of conversion, and the person or entity entitled to receive the Conversion Units shall be treated for all purposes as the record holder of thereof as of such date.

       No fractional shares of Units shall be issued upon conversion of this Debenture. In lieu of issuing any fractional Units upon the conversion of this Debenture, Ceatech shall pay in cash to the record holder any amount of outstanding principal and accrued but unpaid interest which is not so converted.

       Ceatech shall pay any and all transfer agent fees or other costs that may be payable in respect of the issuance or delivery of Conversion Units to the record holder hereof upon conversion of this Debenture. However, Ceatech shall not be required to pay any transfer tax or other similar fee which may be payable in respect of any transfer involved in the issuance or delivery of Conversion Units in a name other than that in which the Debenture so converted was registered.

       Ceatech shall at all times reserve and keep available, out of its authorized but unissued Common Stock and Class A Common Stock Purchase Warrants, for the purpose of effecting the conversion of this Debenture, the full number of Conversion Units then deliverable upon the conversion of this Debenture.

       In the event that Ceatech issues any "Additional Shares of Common Stock" (as hereinafter defined), at any time during the term of this Debenture and prior to its conversion or redemption, an adjustment shall be made in the Conversion Price of this Debenture.


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


For purposes of this paragraph 3, the term "Additional Shares of Common Stock" shall mean all shares of Common Stock (in excess of the 4,355,450 presently outstanding shares), issued by Ceatech at any time during the term of this Debenture and prior to its conversion or redemption, other than shares of Common Stock issued or issuable:

(a) For consideration per share which is equal to, or greater than, the Conversion Price for this Debenture in effect on the date of, and immediately prior to, such issue.

(b) Upon conversion of this Debenture and/or any other outstanding Debenture which is a part of the same authorized issue of Debentures as this Debenture; and

(c) Upon conversion of a Debenture issued subsequent to this Debenture under a different and separately authorized issue of Debentures under different terms and conditions, including a different Conversion Price; and

(d) Upon exercise of the Class A Common Stock Purchase Warrants issued and outstanding as of the date of hereof; and

       The Conversion Price in effect with respect to this Debenture shall be reduced, concurrently with the issuance of any Additional Shares of Common Stock, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by Ceatech for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all convertible Debentures and all other outstanding convertible securities of Ceatech had been fully converted into shares of Common Stock immediately prior to such issuance, and all issued and outstanding Class A Common Stock Purchase Warrants had been fully exercised immediately prior to such issuance, but not including in such calculation any additional shares of Common Stock issuable with respect to the Debentures solely as a result of the adjustment of the

Conversion Price resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

       For purposes of this paragraph 3, insofar as the consideration received by Ceatech for the issuance of any Additional Shares of Common Stock consists of cash, it shall be computed at the aggregate amount of cash received by Ceatech. To the extent such consideration consists of property other than cash, it shall be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors.

       In the event that Ceatech shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event that the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for this Debenture in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that Ceatech shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then Ceatech shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

       4. Events of Default. If any of the events specified in this paragraph 4 shall occur (herein individually referred to as an "Event of Default"), the holder of the Debenture may, so long as such condition exists, declare the entire principal and accrued interest hereon immediately due and payable by written notice to Ceatech:

       (a) Default in the payment of the principal and unpaid accrued interest of this 7.75% Debenture and of any other outstanding Debentures which are part of the authorized issue of 7.75% Convertible Subordinated Debentures of Ceatech, when due and payable, if such default is not cured by Ceatech within ten days after the holder has given Ceatech written notice of such default; or

       (b) The voluntary institution by Ceatech of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Ceatech, or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Ceatech in furtherance of such action; or

       (c) If, within 60 days after the commencement of an action against Ceatech (and service of process in connection therewith on Ceatech) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Ceatech or all orders or proceedings thereunder affecting the operations or the business of Ceatech stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of Ceatech of any trustee, receiver or liquidator of Ceatech or of all or any substantial part of the properties of Ceatech, such appointment shall not have been vacated; or

       (d) Ceatech fails to pay and discharge in a timely manner, or cause to be paid or discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Ceatech, including but not limited to, any and all payroll taxes and withholding; provided however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Ceatech shall have set aside on its books adequate reserves with respect thereto, and provided further, that Ceatech will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor; or

       (e) Ceatech shall fail to keep any properties and assets which are pledged as collateral security for payment of all outstanding Debentures, in good repair, working order and condition, reasonable wear and tear excepted, or shall fail to make all needful and proper repairs, renewals, replacements, additions and improvements thereto, or shall fail to comply at any time with any material term or condition of any lease to which it is a party or pursuant to which it occupies or has possession of any property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operation of Ceatech; or

       (f) Ceatech shall fail at any time to duly observe and conform to all valid requirements of governmental authorities relating to the conduct of Ceatech's business or to its property or assets, including but not limited to, maintaining any and all necessary governmental permits or licenses.

       5. Consolidation, Merger and Sale. Upon any consolidation, merger or sale in which Ceatech is not the continuing entity, this Debenture shall be immediately due and payable in full unless the continuing corporation (other than Ceatech) shall enter into a supplemental Debenture satisfactory to the holder undertaking to make all payments due and to assume all covenants made under the Debenture. Nothing in the Debenture will prohibit Ceatech from consolidating or merging with or into any other corporation, or from selling or conveying all or substantially all of the property and assets of Ceatech to any other corporation if such an undertaking is given contemporaneously with such transaction.

       6. Subordination. This Debenture shall be subordinate or subject in right of payment of principal only to the prior payment by Ceatech of its promissory note dated on or about October 20, 1998, as amended, in the amount of $3,000,000.00, in favor of Bank of America, Bank of America Community Development Bank, Rancho Cordova, California, but shall not be subordinate or subject in right of payment to any other debts or obligations of Ceatech.

       7. Other. No provision of this Debenture shall alter or impair the obligation of Ceatech, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the currency herein prescribed.

       In accordance with the Subscription Agreement, the 7.75% Convertible Subordinated Debentures, including this Debenture, are issuable, in registered form without coupons, only in denominations of $500,000.00.

       Ceatech may deem and treat the registered holder of this Debenture as the absolute owner hereof, whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon, for the purpose of receiving payment hereof or


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


on account hereof and for all other purposes, and Ceatech shall be affected by any notice to the contrary.

       No recourse shall be had for the payment of the principal or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of any Debenture supplemental hereto, against any incorporator, stockholder, officer or director, past, present or future, of Ceatech or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

       In the event of a dispute regarding or involving the meaning of the terms and provisions of this Debenture, the laws of the State of Hawaii shall govern.

       Unless the holder of this Debenture is otherwise notified in writing, all notices to Ceatech shall be sent to its principal place of business as it appears on the face of this document with a copy sent to:

                            CEATECH USA, Inc.
                            c/o Edward T. Foley or Gordon J. Mau
                            1000 Bishop Street, Suite 303
                            Honolulu, Hawaii  96813

       A facsimile transmission copy of this Debenture, or any notice given pursuant hereto, which bears signatures of authorized representatives of either Ceatech or the holder hereof, as the case may be, shall be deemed valid evidence of the instrument or document, provided that a true copy of the instrument or document bearing actual signatures is sent to the receiving party within three business days of the facsimile transmission.

       WITNESS the signatures of its duly authorized Officers.

Dated:_____________, 2000



                     CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY, INC.

                     By:_________________________________________
                     EDWARD FOLEY
                     Its Executive Vice President


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


                     By:_________________________________________
                     RONALD W. K. YEE
                     Its Secretary


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